UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2006

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation

On April 19, 2006, MarkWest Energy Partners, L.P. (the “Partnership”) and Park Central Property, L.L.C.  (“Park Central”) entered into an office lease agreement (“Office Lease”) to relocate its and MarkWest Hydrocarbon, Inc.’s corporate headquarters to the Park Central Building, Tower II, 1515 Arapahoe Street, Suite 700, in Denver, Colorado 80202.  The Partnership will lease approximately 44,696 square feet of office space, to be utilized as the corporate headquarters.  The lease was executed on April 19, 2006, and has a term of 10 years through March 2016.  Under a tenant work letter (“Tenant Work Letter”) Park Central will also provide a tenant improvement allowance of up to approximately $1.8 million.  A security deposit of $1.0 million was provided in the form of an irrevocable letter of credit.  The Partnership also has one five-year option to renew, at the market price, after the initial lease term and a right of first offer to lease additional office space.  The future minimum lease payments of the new lease are as follows:

Year ending December 31,
2006	$—
2007	927,442
2008	972,138
2009	1,016,834
2010	1,044,769
Thereafter	5,983,677
$9,944,860

Text of Agreements.  The full text of the Office Lease and Tenant Work Letter are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

ITEM 9.01. Financial Statements and Exhibits

(D)       Exhibits.

Exhibit No.	Description of Exhibit
99.1	Office Lease Agreement between MarkWest Energy Partners, L.P. and Park Central Property, L.L.C.

99.2	Tennant Work Letter between MarkWest Energy Partners, L.P. and Park Central Property, L.L.C.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: April 24, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer